Exhibit 99.1


Contact:
Mary Ann Dunnell
Robinson Lerer & Montgomery
212-484-7797

FOR IMMEDIATE RELEASE

           GENTA ANNOUNCES ISSUE OF PATENT FOR LEAD ANTISENSE COMPOUND
      THAT TARGETS THE BCL-2 GENE, IMPLICATED IN PROSTATE AND OTHER CANCERS

SAN DIEGO, CA, APRIL 1, 1998 -- Genta Incorporated (Nasdaq: GNTA) today announced that it has received notification from the U.S. Patent and Trademark Office that a patent has been issued for Genta's lead antisense compound, G3139, which is under development as a potential anticancer therapeutic. The patent provides protection for the composition of G3139 and its analogues.

"The protection this patent provides will aid in our continued development of G3139 as a highly promising therapeutic for a variety of cancers," stated Kenneth G. Kasses, President and Chief Executive Officer of Genta.

As an antisense compound, G3139 is designed to act toward a specific gene and prevent it from triggering the production of disease-related protein. G3139's target, the bcl-2 gene, interferes in the normal mortality of cells (apoptosis) and has been implicated in prostate cancer, non-Hodgkin's lymphoma, melanoma, breast and other cancers.

Recent findings on G3139 were reported in the February 1998 issue of Nature Medicine, a leading scientific peer-reviewed journal, concerning the effectiveness of the compound as a "chemosensitizer" that causes tumors to lose an acquired immunity to chemotherapy. In work conducted at the University of Vienna that modeled human melanoma, researchers showed that pre-treating laboratory mice with G3139 significantly increased the effectiveness of dacarbazine (DTIC), the most widely used chemotherapeutic agent in melanoma. The article reported that in 10 out of 13 animals so treated, cancerous tumors were completely eliminated. The article also noted that, in a separate experiment, G3139 used alone had a significantly greater effect in reducing tumor growth than did the three control treatments.


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In December 1997,  Genta  announced the start of a Phase I/IIa clinical trial of
G3139 at New York City's Memorial Sloan-Kettering Cancer Center to evaluate the compound against prostate cancer. In addition, a Phase I/IIa study of G3139 is now nearing completion at the Royal Marsden Hospital in London to study the compound's effect on non-Hodgkin's lymphoma.

Genta plans to initiate other pre-clinical and clinical studies this year to evaluate the safety and efficacy of G3139 in other cancers.

Genta Incorporated (Nasdaq: GNTA) is a biopharmaceutical company whose strategy consists of building a product and technology portfolio that represents varying degrees of development risk and market potential, including Anticode(TM) (antisense) products intended to treat cancer at its genetic source, oral controlled-release drugs and other genomics opportunities.

The statements contained in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may" and "plans" and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements, including the following: the results obtained in pre-clinical studies may not be indicative of results that will be obtained in clinical trials; all of Genta's potential products are at an early stage of development; neither Genta nor, to its knowledge, any other company, has successfully completed human clinical trials of a product based on antisense technology; there can be no assurance that Genta will receive regulatory approvals to commence or continue clinical trials of product candidates or to market any products or that delays in completion of clinical trials as a result of delays in patient enrollment or other factors will not occur; and there can be no assurance that Genta will be able to obtain adequate funding to achieve its objectives. The Company does not undertake to update any forward-looking statements.

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